News Release

FOR IMMEDIATE RELEASE

Investor Relations:	Media:
Alan Magleby	Mary Athridge
410-454-5246	212-805-6035
amagleby@leggmason.com	mkathridge@leggmason.com

LEGG MASON REPORTS RESULTS FOR FOURTH FISCAL QUARTER AND FISCAL YEAR-ENDED 2019

-- Fourth Quarter Net Income of $49.5 Million, or $0.56 per Diluted Share
-- Strategic Restructuring and Affiliate Charges of $18.6 Million, or $0.14 per Diluted Share
-- Assets Under Management of $758.0 Billion
-- Breakeven Long-term Flows
-- Quarterly Dividend Increased by 18% to $0.40 Per Share

Baltimore, Maryland - May 13, 2019 - Legg Mason, Inc. (NYSE: LM) today reported its operating results for the fourth fiscal quarter and the fiscal year ended March 31, 2019.

	Quarters Ended			Fiscal Years Ended
Financial Results	Mar	Dec	Mar	Mar	Mar
(Amounts in millions, except per share amounts)	2019	2018	2018	2019	2018
Operating Revenues	$692.6	$704.3	$785.1	$2,903.3	$3,140.3
Operating Expenses	614.5	940.7	685.3	2,800.2	2,816.3
Operating Income (Loss)	78.1	(236.4)	99.7	103.1	324.0
Net Income (Loss)[1]	49.5	(216.9)	9.3	(28.5)	285.1
Net Income (Loss) Per Share - Diluted[1]	0.56	(2.55)	0.10	(0.38)	3.01

Assets Under Management
(Amounts in billions)
End of Period Assets Under Management	$758.0	$727.2	$754.1	$758.0	$754.1
Average Assets Under Management	748.7	739.3	766.9	748.0	754.4

(1) Net Income (Loss) Attributable to Legg Mason, Inc.

Joseph A. Sullivan, Chairman and CEO of Legg Mason said, “This quarter’s results reinforce the benefits of diversification of our investment management platform across asset classes, with  alternative and fixed income net inflows offset by decelerating equity net outflows.  Our distribution platform contributed with a favorable inflection in retail net flows reflecting higher sales and slower redemptions. We continue to focus on meeting evolving client demand by expanding client choice in investment strategies, vehicles and distribution access. Looking ahead, lead indicators of improving investment performance, ongoing product development, and increasing interest in alternative strategies bode well for organic growth prospects.

“On top of improving fundamental trends, we have refined the perspective and scope of our strategic restructuring which will deliver meaningful cost reductions. Finally, we are thoughtfully allocating capital, including paying down $250 million of our public debt in July, and approving an 18% increase in the quarterly dividend.”

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Assets Under Management of $758.0 Billion

Assets Under Management were $758.0 billion at March 31, 2019 compared with $727.2 billion at December 31, 2018, resulting from $39.2 billion in positive market performance and other, offset by $0.3 billion in realizations, and liquidity outflows of $8.1 billion.

	Quarter Ended March 31, 2019
Assets Under Management ($ in billions)	AUM	Flows		Operating Revenue Yield [1]
Equity	$202.0	$(1.0)		58 bps
Fixed Income	419.6	0.1		27 bps
Alternative	68.6	0.9	[2]	60 bps
Long-Term Assets	690.2	0.0
Liquidity	67.8	(8.1)		14 bps
Total	$758.0	$(8.1)		37 bps

(1) Operating revenue yield equals total operating revenues less performance fees divided by average AUM
(2) Excludes realizations of $0.3 billion

At March 31, 2019, fixed income represented 55% of AUM, while equity represented 27%, alternative represented 9% and liquidity represented 9%.

By geography, 69% of AUM was from clients domiciled in the United States and 31% from non-US domiciled clients.

Average AUM during the quarter was $748.7 billion compared to $739.3 billion in the prior quarter and $766.9 billion in the fourth quarter of fiscal year 2018. Average long-term AUM was $676.1 billion compared to $672.4 billion in the prior quarter and $697.1 billion in the fourth quarter of fiscal year 2018.

Quarterly Performance

	1-Year	3-Year	5-Year	10-Year
% of Strategy AUM beating Benchmark[3]	56%	78%	74%	84%

% of Long-Term U.S. Fund Assets Beating Lipper Category Average	48%	63%	72%	61%

(3) See “Supplemental Data Regarding Quarterly Performance.”

Of Legg Mason’s long-term U.S. mutual fund assets, 56% were in funds rated 4 or 5 stars by Morningstar.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Operating Results - Comparison to the Third Quarter of Fiscal Year 2019

Net income was $49.5 million, or $0.56 per diluted share, compared to a net loss of $216.9 million, or $2.55 per diluted share, in the third quarter of fiscal year 2019. In addition to the net impact of the factors listed below, the changes were driven by two fewer days in the quarter and higher seasonal compensation.

This quarter's results included:

•	Strategic restructuring costs[4] of $9.4 million, or $0.08 per diluted share.

•	Affiliate charges of $9.2 million, or $0.06 per diluted share, which included Royce management equity plan costs of $2.4 million.
The prior quarter's results included:

•	Non-cash intangible asset impairment charges of $365.2 million, or $3.11 per diluted share, primarily related to commingled fund management contracts at EnTrust Global and RARE Infrastructure.

•	Net discrete tax expenses and other tax items of $10.5 million, or $0.12 per diluted share.

•	Corporate restructuring costs[4] of $5.9 million, or $0.05 per diluted share.

Operating revenues of $692.6 million were down 2% compared to $704.3 million in the prior quarter reflecting:

•	A decrease in separate account and fund advisory fee revenues of $15.3 million, or 2%, reflecting two fewer days in the quarter.

•	This was partially offset by a $3.8 million increase in performance fees.

Operating expenses were $614.5 million compared to $940.7 million in the prior quarter, but excluding the non-cash impairment charges of $365.2 million in the fiscal third quarter, expenses were up 7%, reflecting:

•
Higher compensation of $38.8 million driven by a $16.0 million gain in the market value of deferred compensation and seed investments which is recorded as an increase in compensation and benefits, with an offset in non-operating income, as compared to a loss of $10.8 million in the prior quarter, as well as seasonal compensation expenses.

•	An increase in occupancy expenses of $4.9 million driven by Corporate restructuring costs.

•	An increase in other expenses of $4.3 million related to Corporate and other restructuring costs, as well as an increase in affiliate related legal and professional fees.

Non-operating expense was $2.8 million, as compared to $30.3 million in the prior quarter reflecting:

•	Gain on corporate investments, not offset in compensation, were $10.2 million compared with losses of $4.9 million in the prior quarter.

•	A residual distribution of $8.4 million from an investment holding in the prior quarter.

•	Gains on funded deferred compensation and seed investments, as described above.

•
A $4.5 million loss associated with the consolidation of sponsored investment vehicles compared to a $2.6 million gain in the prior quarter. The consolidation of sponsored investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

Operating margin was 11.3% compared to (33.6)% in the prior quarter, reflecting the impact of the non-cash impairment charges of $365.2 million in the prior quarter. Operating margin, as adjusted5, was 17.1%, as compared to 21.1% in the prior quarter.

Net income attributable to noncontrolling interests, excluding consolidated investment vehicles, was $5.7 million compared to $9.0 million in the prior quarter, principally related to Clarion, EnTrust Global, RARE and Royce.
(4) For the March and December quarters, Strategic restructuring costs include both global business platform as well as other corporate functions
(5) See "Use of Supplemental Non-GAAP Financial Information."

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Operating Results - Comparison to the Fourth Quarter of Fiscal Year 2018

Net income was $49.5 million, or $0.56 per diluted share, compared to net income of $9.3 million, or $0.10 per diluted share, in the fourth quarter of fiscal year 2018. In addition to the factors listed below, the changes reflecting lower revenues driven by lower average long-term AUM and lower non-pass through performance fees.

This quarter's results included:

•	Strategic restructuring costs[4] of $9.4 million, or $0.08 per diluted share.

•	Affiliate charges of $9.2 million, or $0.06 per diluted share, which included Royce management equity plan costs of $2.4 million.

The prior year quarter's results included:

•	A charge of $67.0 million, or $0.76 per diluted share, related to the previously disclosed regulatory matter.

•	Contingent consideration credit adjustments of $15.5 million, or $0.11 per diluted share.

•	EnTrustGlobal acquisition and transition-related costs of $1.8 million, or $0.01 per diluted share.

•	Corporate severance costs of $1.9 million, or $0.01 per diluted share.

Operating revenues of $692.6 million down 12% compared with $785.1 million in the prior year quarter reflecting:

•	Decreases principally due to lower average long-term AUM.

•	A decrease in non-pass through performance fees of $21.6 million.

Operating expenses of $614.5 million were down 10% compared with $685.3 million in the prior year quarter reflecting:

•	Decreased compensation and distribution and service fees, related to decreased revenues driven by lower average long-term AUM and performance fees.

•	Regulatory charge of $67.0 million reflected in Other Expenses in the prior year quarter.

•	Excluding the regulatory charge, other expenses increased $7.3 million related to Corporate and other restructuring costs, as well as an increase in affiliate related legal and professional fees.

•
A $16.0 million gain in the market value of deferred compensation and seed investments, which is recorded as an increase in compensation and benefits with an offset in non-operating income, compared with a loss of $2.2 million in the prior year quarter.

Non-operating expense was $2.8 million, compared to $43.1 million in the prior year quarter reflecting:

•	Gains on corporate investments, not offset in compensation, were $10.2 million compared with losses of $11.9 million in the prior year quarter.

•	Gains on funded deferred compensation and seed investments as described above.

•
A $4.5 million loss associated with the consolidation of sponsored investment vehicles, as compared to an $1.3 million loss in the prior year quarter. The consolidation of sponsored investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

Operating margin was 11.3% as compared to12.7% in the prior year quarter. Operating margin, as adjusted, was 17.1%, as compared to 23.8% in the prior year quarter.

Net income attributable to noncontrolling interests, excluding consolidated investment vehicles, was $5.7 million, compared to $8.6 million in the prior year quarter, principally related to Clarion, EnTrust Global, RARE and Royce.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Comparison to the Full Fiscal Year 2018

Net loss was $28.5 million, or $0.38 per diluted share, compared to net income of $285.1 million, or $3.01 per diluted share, for fiscal year 2018. In addition to the factors listed below, the decreased earnings were driven by lower advisory fee and distribution and service fee revenue due to a lower operating revenue yield and lower non-pass through performance fees.

This year’s results included:

•	Non-cash impairment charges of $365.2 million, or $3.07 per diluted share

•	Strategic and corporate restructuring costs of $18.5 million, or $0.15 per diluted share.

•	Affiliate charges of $9.2 million, or $0.06 per diluted share, which included Royce management equity plan costs of $2.4 million.

•	A charge of $4.2 million, or $0.05 per diluted share, reflecting the previously disclosed regulatory matter.

•	Net discrete tax expenses and other tax items of $7.7 million, or $0.09 per diluted share.

The prior year's results included:

•	Tax benefit of $213.7 million, or $2.26 per diluted share

•	Non-cash impairment charges of $229.0 million, or $1.96 per diluted share

•	A charge of $67.0 million, or $0.71 per diluted share, related to a previously disclosed regulatory matter.

•	Contingent consideration credit adjustments of $31.3 million, or $0.33 per diluted share.

•	EnTrustGlobal acquisition and transition-related costs of $7.0 million, or $0.05 per diluted share.

Operating revenues of $2.9 billion were down 8% compared with $3.1 billion in the prior year reflecting:

•	Lower advisory fee and distribution and service fee revenue due to a lower operating revenue yield.

•	A decrease in non-pass through performance fees of $83.2 million, and a decrease in pass through performance fees of $59.7 million.

Operating expenses of $2.8 billion were in line with the prior year, but excluding the non-cash impairment charges in both years, and the regulatory charges in both years and contingent consideration credit adjustments, were down 5% reflecting:

•	Decreased compensation, related to decreased revenues driven by lower average long-term AUM and lower performance fees.

•	Distribution and servicing expenses decreased $50.0 million resulting from lower AUM on which we pay third party distributors.

•	An $18.8 million increase in other expenses, due to global business platform and other corporate restructuring costs of $20.3 million.

•
A $10.4 million gain in the market value of deferred compensation and seed investments, which is recorded as an increase in compensation and benefits with an offset in non-operating income, compared with a gain of $12.3 million in the prior year.

Non-operating expense was $74.6 million, compared to $90.2 million in the prior year reflecting:

•	Gain on corporate investments, not offset in compensation, were $22.5 million compared with net losses of $1.8 million in the prior year.

•	Gains on funded deferred compensation and seed investments, as described above.

•
A $2.4 million loss associated with the consolidation of sponsored investment vehicles, as compared to a $10.0 million gain in the prior year. The consolidation of sponsored investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

Operating margin was 3.6% as compared to 10.3% in the prior year. Operating margin, as adjusted, was 21.1%, as compared to 24.6% in the prior year.

Net income attributable to noncontrolling interests, excluding consolidated investment vehicles, was $35.7 million, compared to $44.6 million in the prior year, principally related to Clarion, EnTrust Global, RARE and Royce.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Quarterly Business Developments and Recent Announcements

•	On April 15, 2019, S&P Global Ratings affirmed the BBB senior debt rating of Legg Mason and moved the rating outlook to positive from stable.

•	On April 10, 2019, Clarion Partners acquired a majority stake in Gramercy Europe (Jersey) Limited, a European real estate business specializing in pan-European logistics and industrial assets.

•
On April 8, 2019, The U.S. Securities and Exchange Commission (SEC) issued a notice of application for exemptive relief for Precidian Investments’ proprietary exchange traded fund (ETF) intellectual property, ActiveShares®.

•
On April 2, 2019 Legg Mason announced that it has received a perfect score of 100 on the 2019 Corporate Equality Index (CEI), the nation’s premier benchmarking survey and report on corporate policies and practices related to LGBTQ+ workplace equality.

Balance Sheet

At March 31, 2019, Legg Mason’s cash position was $921.1 million.  Total debt was $2.2 billion, and stockholders' equity was $3.7 billion.  The ratio of total debt to total capital was 38%, in line with the prior quarter. Seed investments totaled $227.8 million.

The Board of Directors has declared a quarterly cash dividend on the Company’s common stock in the amount of $0.40, per share. The dividend is payable on July 22, 2019 to shareholders of record at the close of business on July 2, 2019.

Conference Call to Discuss Results
A conference call to discuss the Company's results, hosted by Joseph A. Sullivan, will be held at 5:00 p.m. EDT today. The call will be open to the general public. Interested participants should access the call by dialing 1-800-447-0521 (or for international calls 1-847-413-3238), confirmation number 48533739, at least 10 minutes prior to the scheduled start to ensure connection. A live, listen-only webcast will also be available via the Investor Relations section of www.leggmason.com.
The presentation slides that will be reviewed during the conference call will be available on the Investor Relations section of the Legg Mason website shortly after the release of the financial results.
A replay of the live broadcast will be available on the Legg Mason website, www.leggmason.com, in the Investor Relations section, or by dialing 1-888-843-7419 (or for international calls 1-630-652-3042), enter pass code 48533739# when prompted. Please note that the replay will be available beginning at 8:00 p.m. EDT on Monday, May 13, 2019, and ending at 11:59 p.m. EDT on Monday, May 27, 2019.

About Legg Mason

Guided by a mission of Investing to Improve Lives,TM  Legg Mason helps investors globally achieve better financial outcomes by expanding choice across investment strategies, vehicles and investor access through independent investment managers with diverse expertise in equity, fixed income, alternative and liquidity investments.  Legg Mason’s assets under management are $758.0 billion as of March 31, 2019.  To learn more, visit our web site, our newsroom, or follow us on LinkedIn, Twitter, or Facebook.

This release contains forward-looking statements subject to risks, uncertainties and other factors that may cause actual results to differ materially. For a discussion of these risks and uncertainties, see "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Legg Mason's Annual report on Form 10-K for the fiscal year ended March 31, 2018 and, in the Company’s, quarterly reports on Form 10-Q.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Supplemental Data Regarding Quarterly Performance

Strategy Performance
For purposes of investment performance comparisons, strategies are an aggregation of discretionary portfolios (separate accounts, investment funds, and other products) into a single group that represents a particular investment objective. In the case of separate accounts, the investment performance of the account is based upon the performance of the strategy to which the account has been assigned. Each of our asset managers has its own specific guidelines for including portfolios in their strategies. For those managers which manage both separate accounts and investment funds in the same strategy, the performance comparison for all of the assets is based upon the performance of the separate account.

Approximately 88% of total AUM is included in strategy AUM as of March 31, 2019, although not all strategies have three-, five-, and ten-year histories. Total strategy AUM includes liquidity assets. Certain assets are not included in reported performance comparisons. These include: accounts that are not managed in accordance with the guidelines outlined above; accounts in strategies not marketed to potential clients; accounts that have not yet been assigned to a strategy; and certain smaller products at some of our affiliates.

Past performance is not indicative of future results.  For AUM included in institutional and retail separate accounts and investment funds managed in the same strategy as separate accounts, performance comparisons are based on gross-of-fee performance. For investment funds which are not managed in a separate account format, performance comparisons are based on net-of-fee performance. Funds-of-hedge funds generally do not have specified benchmarks. For purposes of this comparison, performance of those products is net of fees, and is compared to the relevant HFRX index. These performance comparisons do not reflect the actual performance of any specific separate account or investment fund; individual separate account and investment fund performance may differ. The information in this presentation is provided solely for use regarding this presentation and is not directed toward existing or potential clients of Legg Mason.

At March 31, 2019:	1-Year	3-Year	5-Year	10-Year
% of Strategy AUM beating Benchmark

Fixed Income	46%	89%	84%	96%
Equity	47%	45%	45%	35%
Alternatives	98%	83%	97%	100%

Long-term US Fund Assets Beating Lipper Category Average
Long-term US fund assets include open-end, closed-end, and variable annuity funds. These performance comparisons do not reflect the actual performance of any specific fund; individual fund performance may differ. Past performance is not a guarantee of future results. Source: Lipper Inc.

At March 31, 2019:	1-Year	3-Year	5-Year	10-Year
% of Long-Term U.S. Fund Assets Beating Lipper Category Average

Fixed Income	29%	73%	81%	84%
Equity	67%	54%	63%	36%
Alternatives (performance relates to only 3 funds)	32%	0%	0%	n/a

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Amounts in thousands)
(Unaudited)

	Quarters Ended			Fiscal Years Ended
	March	December	March	March	March
	2019	2018	2018	2019	2018
Operating Revenues:
Investment advisory fees:
Separate accounts	$251,234	$256,657	$261,920	$1,029,353	$1,020,790
Funds	351,312	361,173	394,206	1,479,972	1,564,839
Performance fees	16,371	12,619	46,501	84,900	227,785
Distribution and service fees	72,518	72,185	80,899	302,967	321,936
Other	1,170	1,688	1,526	6,067	4,972
Total operating revenues	692,605	704,322	785,052	2,903,259	3,140,322

Operating Expenses:
Compensation and benefits	355,640	316,876	365,469	1,398,969	1,508,798
Distribution and servicing	99,317	108,842	119,094	439,276	489,331
Communications and technology	57,245	56,664	56,957	228,138	212,798
Occupancy	28,963	24,077	26,199	105,296	100,760
Amortization of intangible assets	6,033	6,089	6,112	24,404	24,604
Impairment of intangible assets	—	365,200	—	365,200	229,000
Contingent consideration fair value adjustments	—	—	(15,518)	571	(31,329)
Other	67,282	63,001	127,029	238,303	282,359
Total operating expenses	614,480	940,749	685,342	2,800,157	2,816,321

Operating Income (Loss)	78,125	(236,427)	99,710	103,102	324,001

Non-Operating Income (Expense):
Interest income	4,184	3,126	2,239	12,176	7,106
Interest expense	(28,794)	(28,770)	(30,441)	(117,341)	(117,872)
Other income (expense), net	24,286	(7,042)	(13,372)	31,123	10,824
Non-operating income (expense) of
consolidated investment vehicles, net	(2,519)	2,369	(1,535)	(565)	9,781
Total non-operating income (expense)	(2,843)	(30,317)	(43,109)	(74,607)	(90,161)

Income Before Income Tax Provision
(Benefit)	75,282	(266,744)	56,601	28,495	233,840

Income tax provision (benefit)	20,396	(60,354)	39,958	20,561	(102,510)

Net Income (Loss)	54,886	(206,390)	16,643	7,934	336,350
Less: Net income attributable
to noncontrolling interests	5,399	10,498	7,374	36,442	51,275

Net Income (Loss) Attributable to Legg
Mason, Inc.	$49,487	$(216,888)	$9,269	$(28,508)	$285,075

				(Continued)

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS), CONTINUED
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended			Fiscal Years Ended
	March	December	March	March	March
	2019	2018	2018	2019	2018

Net Income (Loss) Attributable to Legg Mason, Inc.	$49,487	$(216,888)	$9,269	$(28,508)	$285,075

Less: Earnings (distributed and undistributed)
allocated to participating securities (1)	1,703	1,049	923	4,225	10,128

Net Income (Loss) (Distributed and Undistributed)
Allocated to Shareholders (Excluding
Participating Securities)	$47,784	$(217,937)	$8,346	$(32,733)	$274,947

Net Income (Loss) per Share Attributable to
Legg Mason, Inc. Shareholders:
Basic	$0.56	$(2.55)	$0.10	$(0.38)	$3.03

Diluted	$0.56	$(2.55)	$0.10	$(0.38)	$3.01

Weighted-Average Number of Shares
Outstanding: (2)
Basic	85,552	85,537	84,526	85,423	90,734
Diluted	85,613	85,537	85,079	85,423	91,194

(1)
Participating securities excluded from weighted-average number of shares outstanding were 3,055, 3,104, and 3,343 for the quarters ended March 2019, December 2018, and March 2018, respectively, and 3,092 and 3,327 for the fiscal years ended March 2019 and March 2018, respectively.

(2)	Diluted shares are the same as basic shares for periods with a loss.

Strategic Restructuring effective January 1, 2019	Quarter Ended March 2019
Strategic restructuring cost savings:
Compensation	$1,663
Occupancy	300
Other	1,642
Total strategic restructuring cost savings	$3,605

Strategic restructuring costs:
Occupancy	$2,848
Other	6,504
Total strategic restructuring costs	$9,352

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENTS OF INCOME (LOSS)
(Amounts in thousands)
(Unaudited)
	Quarters Ended
	March 2019			December 2018			March 2018

	Balance Before Consolidation of Consolidated Investment Vehicles and Other (1)	Consolidated Investment Vehicles and Other (1)	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles and Other (1)	Consolidated Investment Vehicles and Other (1)	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles and Other (1)	Consolidated Investment Vehicles and Other (1)	Consolidated Totals

Total operating revenues	$692,743	$(138)	$692,605	$704,477	$(155)	$704,322	$785,280	$(228)	$785,052
Total operating expenses	614,361	119	614,480	940,561	188	940,749	685,610	(268)	685,342
Operating Income (Loss)	78,382	(257)	78,125	(236,084)	(343)	(236,427)	99,670	40	99,710
Non-operating income (expense)	(2,840)	(3)	(2,843)	(32,158)	1,841	(30,317)	(41,802)	(1,307)	(43,109)
Income (Loss) Before Income Tax Provision (Benefit)	75,542	(260)	75,282	(268,242)	1,498	(266,744)	57,868	(1,267)	56,601
Income tax provision (benefit)	20,396	—	20,396	(60,354)	—	(60,354)	39,958	—	39,958
Net Income (Loss)	55,146	(260)	54,886	(207,888)	1,498	(206,390)	17,910	(1,267)	16,643
Less: Net income (loss) attributable
to noncontrolling interests	5,659	(260)	5,399	9,000	1,498	10,498	8,641	(1,267)	7,374
Net Income (Loss) Attributable to Legg Mason, Inc.	$49,487	$—	$49,487	$(216,888)	$—	$(216,888)	$9,269	$—	$9,269

	Fiscal Years Ended
	March 2019			March 2018

	Balance Before Consolidation of Consolidated Investment Vehicles and Other (1)	Consolidated Investment Vehicles and Other (1)	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles and Other (1)	Consolidated Investment Vehicles and Other (1)	Consolidated Totals

Total operating revenues	$2,903,858	$(599)	$2,903,259	$3,140,900	$(578)	$3,140,322
Total operating expenses	2,799,168	989	2,800,157	2,816,022	299	2,816,321
Operating Income (Loss)	104,690	(1,588)	103,102	324,878	(877)	324,001
Non-operating income (expense)	(76,971)	2,364	(74,607)	(97,694)	7,533	(90,161)
Income Before Income Tax Provision (Benefit)	27,719	776	28,495	227,184	6,656	233,840
Income tax provision (benefit)	20,561	—	20,561	(102,510)	—	(102,510)
Net Income	7,158	776	7,934	329,694	6,656	336,350
Less: Net income attributable
to noncontrolling interests	35,666	776	36,442	44,619	6,656	51,275
Net Income (Loss) Attributable to Legg Mason, Inc.	$(28,508)	$—	$(28,508)	$285,075	$—	$285,075

(1) Other represents consolidated sponsored investment products that are not designated as CIVs

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF OPERATING MARGIN, AS ADJUSTED (1)
(Amounts in thousands)
(Unaudited)

	Quarters Ended			Fiscal Years Ended

	March	December	March	March	March
	2019	2018	2018	2019	2018

Operating Revenues, GAAP basis	$692,605	$704,322	$785,052	$2,903,259	$3,140,322

Plus (less):
Pass-through performance fees	(4,986)	(7,436)	(13,482)	(49,048)	(108,757)
Operating revenues eliminated upon
consolidation of investment vehicles	138	155	228	599	578
Distribution and servicing expense excluding
consolidated investment vehicles	(99,299)	(108,771)	(119,312)	(439,144)	(489,310)

Operating Revenues, as Adjusted	$588,458	$588,270	$652,486	$2,415,666	$2,542,833

Operating Income (Loss), GAAP basis	$78,125	$(236,427)	$99,710	$103,102	$324,001

Plus (less):
Gains (losses) on deferred compensation
and seed investments, net	16,006	(10,826)	(2,240)	10,416	12,345
Impairment of intangible assets	—	365,200	—	365,200	229,000
Amortization of intangible assets	6,033	6,089	6,112	24,404	24,604
Contingent consideration fair value adjustments	—	—	(15,518)	571	(31,329)
Charge related to regulatory matter	—	—	67,000	4,151	67,000
Operating (income) loss of consolidated investment
vehicles, net	257	343	(40)	1,588	877

Operating Income, as Adjusted	$100,421	$124,379	$155,024	$509,432	$626,498

Operating Margin, GAAP basis	11.3%	(33.6)%	12.7%	3.6%	10.3%
Operating Margin, as Adjusted	17.1	21.1	23.8	21.1	24.6

(1) See explanations for "Use of Supplemental Non-GAAP Financial Information."

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES
TO ADJUSTED EBITDA (1)
(Amounts in thousands)
(Unaudited)

	Quarters Ended			Fiscal Years Ended

	March	December	March	March	March
	2019	2018	2018	2019	2018

Cash provided by operating activities, GAAP basis	$116,877	$256,591	$197,550	$560,866	$489,368

Plus (less):
Interest expense, net of accretion and amortization
of debt discounts and premiums	28,328	28,259	29,880	115,284	115,056
Current tax expense (benefit)	9,081	(1,218)	14,426	26,716	38,983
Net change in assets and liabilities	(27,724)	(170,384)	(128,797)	(52,518)	(31,125)
Net change in assets and liabilities
of consolidated investment vehicles	(7,701)	60,158	16,569	(17,667)	67,792
Net income attributable to noncontrolling interests	(5,399)	(10,498)	(7,374)	(36,442)	(51,275)
Net gains (losses) and earnings on investments	(8,790)	21,367	(3,179)	27,705	(305)
Net gains (losses) on consolidated investment vehicles	(2,519)	2,369	(1,535)	(565)	9,781
Other	(866)	(68)	(1,981)	(1,155)	(1,047)

Adjusted EBITDA	$101,287	$186,576	$115,559	$622,224	$637,228

(1)	See explanations for "Use of Supplemental Non-GAAP Financial Information."

LEGG MASON, INC. AND SUBSIDIARIES
(Amounts in billions)
(Unaudited)
Assets Under Management
	Quarters Ended
By asset class:	March 2019	December 2018	September 2018	June 2018	March 2018
Equity	$202.0	$181.0	$214.5	$206.4	$203.0
Fixed Income	419.6	406.6	411.0	412.3	422.3
Alternative	68.6	66.3	67.4	66.4	66.1
Long-Term Assets	690.2	653.9	692.9	685.1	691.4
Liquidity	67.8	73.3	62.5	59.5	62.7
Total	$758.0	$727.2	$755.4	$744.6	$754.1

	Quarters Ended					Fiscal Years Ended
By asset class (average):	March 2019	December 2018	September 2018	June 2018	March 2018	March 2019	March 2018
Equity	$195.4	$198.2	$212.2	$205.0	$208.8	$203.1	$200.5
Fixed Income	413.7	407.4	411.4	416.7	422.2	412.9	412.0
Alternative	67.0	66.8	66.4	66.0	66.1	66.5	66.3
Long-Term Assets	676.1	672.4	690.0	687.7	697.1	682.5	678.8
Liquidity	72.6	66.9	60.2	61.8	69.8	65.5	75.6
Total	$748.7	$739.3	$750.2	$749.5	$766.9	$748.0	$754.4

Component Changes in Assets Under Management
	Quarters Ended					Fiscal Years Ended
	March 2019	December 2018	September 2018	June 2018	March 2018	March 2019	March 2018
Beginning of period	$727.2	$755.4	$744.6	$754.1	$767.2	$754.1	$728.4
Net client cash flows:
Equity	(1.0)	(3.3)	(1.1)	(2.2)	(2.1)	(7.5)	(6.7)
Fixed Income	0.1	(5.1)	(0.5)	1.3	2.8	(4.3)	9.4
Alternative	0.9	(0.1)	0.6	—	0.5	1.5	(1.0)
Long-Term flows	—	(8.5)	(1.0)	(0.9)	1.2	(10.3)	1.7
Liquidity	(8.1)	10.5	3.0	(2.9)	(10.7)	2.3	(24.3)
Total net client cash flows	(8.1)	2.0	2.0	(3.8)	(9.5)	(8.0)	(22.6)
Realizations(1)	(0.3)	(0.2)	(0.2)	(0.3)	(0.5)	(1.0)	(2.6)
Market performance and other	39.1	(30.0)	11.0	1.1	(6.0)	21.3	45.7
Impact of foreign exchange	0.1	—	(2.0)	(6.5)	2.9	(8.4)	5.4
Acquisitions (disposition), net	—	—	—	—	—	—	(0.2)
End of period	$758.0	$727.2	$755.4	$744.6	$754.1	$758.0	$754.1

(1) Realizations represent investment manager-driven distributions primarily related to the sale of assets. Realizations are specific to our alternative managers and do not include client-driven distributions (e.g. client requested redemptions, liquidations or asset transfers).

(2) Due to effects of rounding, the sum of the quarterly results may differ immaterially from the year-to-date results.

News Release

Use of Supplemental Non-GAAP Financial Information
As supplemental information, we are providing a performance measure for "Operating Margin, as Adjusted" and a liquidity measure for "Adjusted EBITDA", each of which are based on methodologies other than generally accepted accounting principles ("non-GAAP"). Our management uses these measures as benchmarks in evaluating and comparing our period-to-period operating performance and liquidity.

Operating Margin, as Adjusted
We calculate "Operating Margin, as Adjusted," by dividing (i) Operating Income, adjusted to exclude the impact on compensation expense of gains or losses on investments made to fund deferred compensation plans, the impact on compensation expense of gains or losses on seed capital investments by our affiliates under revenue sharing arrangements, amortization related to intangible assets, income (loss) of consolidated investment vehicles, the impact of fair value adjustments of contingent consideration liabilities, if any, unusual and other non-core charges (including the previously disclosed regulatory charge), and impairment charges by (ii) our operating revenues, adjusted to add back net investment advisory fees eliminated upon consolidation of investment vehicles, less distribution and servicing expenses which we use as an approximate measure of revenues that are passed through to third parties, and less performance fees that are passed through as compensation expense or net income (loss) attributable to noncontrolling interests, which we refer to as "Operating Revenues, as Adjusted." The deferred compensation items are removed from Operating Income in the calculation because they are offset by an equal amount in Non-operating income (expense), net, and thus have no impact on Net Income (Loss) Attributable to Legg Mason, Inc. We adjust for the impact of the amortization of management contract assets and the impact of fair value adjustments of contingent consideration liabilities, if any, which arise from acquisitions to reflect the fact that these items distort comparison of our operating results with the results of other asset management firms that have not engaged in significant acquisitions. Impairment charges, unusual and other non-core charges (including the previously disclosed regulatory charge), and income (loss) of consolidated investment vehicles are removed from Operating Income in the calculation because these items are not reflective of our core asset management operations. We use Operating Revenues, as Adjusted, in the calculation to show the operating margin without distribution and servicing expenses, which we use to approximate our distribution revenues that are passed through to third parties as a direct cost of selling our products, although distribution and servicing expenses may include commissions paid in connection with the launching of closed-end funds for which there is no corresponding revenue in the period. We also use Operating Revenues, as Adjusted, in the calculation to show the operating margin without performances fees which are passed through as compensation expense or net income (loss) attributable to noncontrolling interests per the terms of certain more recent acquisitions. Operating Revenues, as Adjusted, also include our advisory revenues we receive from consolidated investment vehicles that are eliminated in consolidation under GAAP.

We believe that Operating Margin, as Adjusted, is a useful measure of our performance because it provides a measure of our core business activities. It excludes items that have no impact on Net Income (Loss) Attributable to Legg Mason, Inc. and indicates what our operating margin would have been without distribution revenues that are passed through to third parties as a direct cost of selling our products, performance fees that are passed through as compensation expense or net income (loss) attributable to noncontrolling interests per the terms of certain more recent acquisitions, amortization related to intangible assets, changes in the fair value of contingent consideration liabilities, if any, impairment charges, unusual and other non-core charges (including the previously disclosed regulatory charge), and the impact of the consolidation of certain investment vehicles described above. The consolidation of these investment vehicles does not have an impact on Net Income (Loss) Attributable to Legg Mason, Inc. This measure is provided in addition to our operating margin calculated under GAAP but is not a substitute for calculations of margins under GAAP and may not be comparable to non-GAAP performance measures, including measures of adjusted margins of other companies.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Adjusted EBITDA
We define Adjusted EBITDA as cash provided by (used in) operating activities plus (minus) interest expense, net of accretion and amortization of debt discounts and premiums, current income tax expense (benefit), the net change in assets and liabilities, net (income) loss attributable to noncontrolling interests, net gains (losses) and earnings on investments, net gains (losses) on consolidated investment vehicles, and other. The net change in assets and liabilities adjustment aligns with the Consolidated Statements of Cash Flows. Adjusted EBITDA is not reduced by equity-based compensation expense, including management equity plan non-cash issuance-related charges. Most management equity plan units may be put to or called by Legg Mason for cash payment, although their terms do not require this to occur.

We believe that this measure is useful to investors and us as it provides additional information with regard to our ability to meet working capital requirements, service our debt, and return capital to our stockholders. This measure is provided in addition to Cash provided by operating activities and may not be comparable to non-GAAP performance measures or liquidity measures of other companies, including their measures of EBITDA or Adjusted EBITDA. Further, this measure is not to be confused with Net Income, Cash provided by operating activities, or other measures of earnings or cash flows under GAAP, and are provided as a supplement to, and not in replacement of, GAAP measures.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset